Exhibit 10.1


                               SERVICES AGREEMENT


     This SERVICES AGREEMENT (the "Agreement") dated as of January 18, 2005 is made by and between Krispy Kreme Doughnuts, Inc. ("KKDI") and its subsidiaries (together, "Krispy Kreme" or the "Company") and Stephen F. Cooper ("Cooper"), Steven G. Panagos ("Panagos") and Kroll Zolfo Cooper LLC ("KZC"), a New Jersey limited liability company, relating to Krispy Kreme.

                                    Recitals:

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth the basis on which Cooper, Panagos and KZC will perform management services for the Company, all as set forth more fully in this Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

     1. Engagement. The Company hereby engages KZC, Cooper and Panagos, and KZC, Cooper and Panagos hereby accept such engagement, on the terms and conditions set forth in this Agreement. The Company is hereby obtaining from KZC the services of Cooper, Panagos and additional individuals to work for the Company (the "Associate Directors of Operations") as set forth below. All compensation for the services and actions of KZC, Cooper, Panagos and the Associate Directors of Operations under this Agreement will be paid to KZC.

     2. Duties.

     (a) The provisions of this Section 2 shall be subject to the Company's Articles of Incorporation, Bylaws (including without limitation the provision that the business and affairs of the Company shall be managed by its Board of Directors (the "Board")) and other governing documents, including committee charters, as well as applicable laws, regulations and requirements of The New York Stock Exchange, Inc. and/or any other securities exchange on which the Company's securities are listed or traded.

     (b) KKDI represents to KZC, Cooper and Panagos that its Board of Directors (the "Board") has duly adopted resolutions (collectively, the "Resolution") appended hereto and incorporated herein by reference relating to the authorization of this Agreement and electing Cooper as the Chief Executive Officer and Panagos as the President and Chief Operating Officer of the KKDI. KZC will assign Associate Directors of Operations to serve in various capacities with the Company and to perform other services required of KZC hereunder.

     (c) KZC, Cooper and Panagos shall be authorized to make decisions with respect to all aspects of the management and operation of the Company's business, including without limitation organization and human resources, marketing and sales, logistics, finance and administration and such other areas as they may identify, in such manner as they deem necessary or appropriate in their reasonable judgment in a manner consistent with the business judgment rule and the provisions of applicable law. KZC, and Cooper, Panagos and Associate Directors of Operations (each such person, a "Representative" and collectively, the "Representatives"), shall not have any authority to make decisions with respect to hiring, appointing or terminating officers, executing transactions or otherwise committing the Company or its resources other than in the ordinary course of business unless set forth in the Resolution or otherwise approved by the Board. All decisions of KZC, Cooper and Panagos shall be discussed to the extent KZC, Cooper and Panagos deem reasonably appropriate with the member or members of the Company's management that KZC, Cooper and Panagos, in the exercise of their reasonable judgment, determines to be appropriate prior to the implementation of such decisions and shall be implemented by the management of the Company (other than KZC or the Representatives), and any dispute between such management and KZC, Cooper and Panagos regarding the implementation of such decisions shall be resolved definitively by the Board.

     (d) KZC, Cooper and Panagos shall be obligated to furnish such hours of service at such locations as they deem necessary in their reasonable discretion to perform their respective duties hereunder. Consequently, it is hereby understood and agreed that neither Cooper nor Panagos shall devote his full time to this engagement. KZC, Cooper and Panagos shall cause Associate Directors of Operations to devote such portion of their business time to the performance of services for the Company hereunder on behalf of KZC as deemed reasonably necessary.

     (e) In undertaking to provide the services set forth herein, KZC, Cooper and Panagos do not guarantee or otherwise provide any assurances that they will succeed in building the Company's operational and financial health and stability and, except for the amount referenced in Section 4(b) hereof, the Company's obligation to provide the compensation specified under Section 4 hereof shall not be conditioned upon any particular results being obtained by KZC, Cooper and Panagos.

     (f) In view of the Company's present circumstances, the Company acknowledges that Representatives may be required to make decisions with respect to extraordinary measures quickly and that the depth of their analyses of the information on which their decisions will be based may be limited in some respects due to the availability of information, time constraints and other factors. Moreover, each Representative shall be entitled, in performing his or her duties hereunder on behalf of KZC, to rely on information disclosed or supplied to him or her by the Company's management without verification or warranty of accuracy or validity.

     (g) KZC, Cooper and Panagos will keep the Board fully apprised of their findings, plans and activities.

     3. Term. The term of KZC's engagement hereunder shall continue on a month to month basis until terminated by either party at the end of any such month upon written notice to the other party given at least ten days prior to the end of such month.

     4. Compensation. KZC, Cooper, Panagos and Associate Directors of Operations compensation hereunder shall consist of the following:

     (a) The Company shall pay a monthly fee of $400,000 to KZC, payable on a pro-rated basis in immediately available funds upon execution of this Agreement, and on the first day of each month thereafter throughout the term hereof (subject to adjustment as provided below). KZC will keep records of all actual hours charged by its professionals and expenses incurred in connection with this matter. At the end of each month, KZC shall provide to the Company a statement of actual hourly charges and expenses relating to the prior full month, and the payment for the upcoming month shall be increased or decreased accordingly to compensate KZC or the Company, as the case may be, for the prior month based upon actual hourly charges and expenses incurred At the conclusion, termination or completion of this Agreement, any overage or underage shall be paid or refunded, as the case may be, and each of the Company and KZC, as the case may be, agree to make the true-up payment

     (b) Success Fee - To be mutually agreed upon between KZC and the Company within 60 days of the date hereof.

     (c) Expenses - Reimbursement of KZC, Cooper and Panagos and Associate Directors of Operations reasonable out-of-pocket expenses including, but not limited to, costs of travel, reproduction, typing, computer usage, legal counsel (including legal counsel retained to draft and enforce this Agreement), any applicable state sales or excise tax and other direct expenses.

     (d) Retainer - It is our policy in these cases to receive a security retainer prior to the commencement of our activities to be held by us throughout this agreement. The retainer secures final payment of our invoices for services rendered. Given the magnitude and scope of the services you have requested, KZC requires a retainer of $200,000. This retainer will be returned to you upon payment in full of our outstanding invoices or applied to any outstanding invoices at the conclusion of our engagement.

The Company shall pay to KZC the compensation set forth in Sections 4(a) and 4(c) hereof based upon the submission of monthly invoices by KZC setting forth the number of hours each day expended by the Representatives on behalf of the Company, a general description of the services provided and a detailed listing of the expenses sought to be reimbursed. Such payment shall constitute full payment for the services provided under this Agreement.

The Company acknowledges and agrees that the hours worked, the results achieved and the ultimate benefit to the Company of the work performed in connection with this engagement may be variable and that Company, KZC, Cooper and Panagos have taken this into account in setting the fees hereunder. No fee payable to any other person or entity by the Company or any other party shall affect any fee payable to KZC, Cooper, Panagos and Associate Directors of Operations hereunder.

     5. Confidentiality.

     (a) Except as specified in this Section 5(a), the Company, including the Board, will not publish, distribute or otherwise disclose in any manner any information which was not prepared in connection with Krispy Kreme, which was not public, and which was identified as being confidential that is received from KZC, Cooper and Panagos or a Representative, without KZC, Cooper and Panagos 's or such Representative's prior written approval. Such approval shall not be required if (i) the information sought is required to be disclosed by an order binding on Krispy Kreme, KZC, Cooper and Panagos or a Representative and issued by a court having competent jurisdiction over Krispy Kreme, KZC, Cooper and Panagos and such Representative and such information is disclosed only pursuant to the terms of such order, (ii) the information is otherwise publicly available other than through disclosure by a party in breach of a confidentiality obligation with respect thereto, or (iii) the information is required to be disclosed by applicable law or regulation or stock exchange requirement.

     (b) KZC, Cooper, Panagos agrees to treat, and will cause each Representative to treat, any information received from the Company or its representatives with utmost confidentiality, and except as provided in this letter, will not publish, distribute or disclose in any manner any information developed by or received from the Company or its representatives without the Company's prior approval. Such approval shall not be unreasonably withheld. The Company's approval is not needed if either the information sought is required to be disclosed by an order binding on Krispy Kreme, KZC, Cooper or Panagos, issued by a court having competent jurisdiction over Krispy Kreme, KZC, Cooper or Panagos and such information is disclosed only pursuant to the terms of such order, or such information is otherwise publicly available other than through disclosure in breach of a confidentiality obligation under this Agreement by them with respect thereto; provided, where practical, advance written notice is provided to Krispy Kreme in sufficient time to permit Krispy Kreme to seek a protective order.

     6. Representations and Warranties.

     As an inducement to KZC, Cooper and Panagos and to enter into this Agreement, the Company represents and warrants to KZC, Cooper and Panagos as follows:

     (a) The Company is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was organized and has all requisite corporate power to enter into this Agreement.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

     (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company.

     7. Indemnification.

     (a) The Company shall indemnify and hold harmless Cooper, Panagos, the Associate Directors of Operations, KZC and its principals, and other KZC employees, representatives or agents (including counsel) (collectively, the "KZC Indemnitees") from and against any and all losses, claims, damages, liabilities, penalties, judgments, awards, costs, fees, expenses and dis-bursements, including without limitation the reasonable costs, fees, expenses and disbursements, as and when incurred, from the first dollar, of investigating, preparing or defending any action, suit, proceeding or investigation (whether or not in connection with proceedings or litigation in which any KZC Indemnitee is a party) (any such amount being hereinafter sometimes referred to as an "Indemnifiable Loss"), directly or indirectly caused by, relating to, based upon, arising out of or in connection with this engagement of KZC, Cooper and Panagos by the Company or the performance by KZC, Cooper and Panagos of any services rendered pursuant to such engagement, unless there is a final non-appealable order of a court of competent jurisdiction finding KZC Indemnitiees directly liable for gross negligence or willful misconduct. KZC shall provide Krispy Kreme with prompt notice of any claim under this paragraph. Krispy Kreme and KZC shall jointly control any settlement on any action for which any KZC Indemnitee seeks indemnity; provided, however, that Krispy Kreme shall be entitled on its own to effect the settlement of any pending or threatened proceeding so long as such settlement (i) includes an unconditional release of KZC, in form and substance reasonably satisfactory to KZC, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of KZC.

     (b) If KZC, Cooper and Panagos, any Representative or any principal or agent of KZC is required to testify, prepare for and/or appear at a deposition or produce documents at any time after the expiration or termination of this Agreement at any administrative or judicial proceeding relating to any services provided by KZC, Cooper and Panagos hereunder, then KZC shall be entitled to be compensated by the Company for KZC, Cooper, Panagos and the Associate Directors of Operations' associated time charges at the regular hourly rates in effect at the time and to be reimbursed for reasonable out-of-pocket expenses, including reasonable counsel fees, unless KZC is found directly liable for gross negligence or willful misconduct.

     (c) The Company has furnished to KZC, Cooper and Panagos a true, correct and complete copy of the following: Executive Liability and Entity Securities Liability Policy No. 8165-4665 and Fiduciary Liability Policy No. 8122-4811, both issued to the Company by the Chubb Group of Insurance Companies, Punitive Damage Liability Insurance Policy No. 5373477 issued by Starr Excess Liability Insurance International Limited, Employment Practices Liability Policy No. 403-05-73 issued by American International Specialty Lines Insuance Company, and the underlying Excess Policies, including American International Specialty Lines Insuance Company Policy No. 362-31-40 and 362-31-41, RLI Insurance Company Policy No. EPG00030424, Ace American Insurance Policy No. DOCG21649843002, St. Paul Mercury Insurance Policy No. 512CM0939, Allied World Assurance Policy No. 7249603, Philadelphia Insurance Policy PHSD084531, Landmark American Insurance Policy No. LHS615551 and Liberty Mutual Insurance Policy No. 190369-014 (collectively, the "Policies" or individually refered to as a "Policy") issued to the Company by various insurers as set forth herein (collectively, the "Insurer"). The Company represents that, to the best of the Company's knowledge, the Policies are in full force and effect and that no event has occurred that constitutes or, with the passage of time or giving of notice would constitute, an event of default thereunder or that would otherwise give the Insurer any right to cancel such Policies. Promptly, the Company shall notify the Insurer of the election of Cooper as the Chief Executive Officer, Panagos as the President and Chief Operating Officer and of the appointment of any Associate Directors of Operations who become an officer of the Company. The Company shall cause its insurance broker to send copies of all documentation and other communications regarding the Policies, including without limitation any renewal or cancellation thereof, to the attention of KZC, in the manner set forth herein, and KZC, Cooper, Panagos and any Associate Directors of Operations who become officers of the Company shall have all indemnities available to the officers of the Company pursuant to the Company's Articles of Incorporation and Bylaws. As long as the same can be done at a commercially reasonable cost, during the term of this Agreement, the Company shall maintain directors and officers liability insurance coverage, employment practices insurance coverage and fiduciary liability insurance coverage comparable as to terms (including without limitation the provisions or any similar provision regarding extension of the discovery period thereunder) and amounts as that provided under the Policies, with any such replacement coverage being obtained from an insurer with a rating from a nationally recognized rating agency not lower than that of the Insurer presently providing such coverage. Upon any cancellation or nonrenewal of any Policies by any Insurer, as long as the same can be done at a commercially reasonable cost, the Company shall exercise its rights under the applicable clause of the relevant Policy to extend the claim period for a one-year "discovery period" and shall exercise such rights and pay the premium required thereunder within the 30-day period specified therein. The Company shall use commercially reasonable efforts, in connection with the next renewal of each Policy, to negotiate to obtain an option to extend the discovery period set forth in such Policies from one to three years, as long as the same can be obtained at a commercially reasonable cost.

     8. Limitations on Liability. The Company agrees that Cooper and Panagos, KZC and its personnel will not be liable to the Company for any claims, liabilities, or expenses relating to this engagement in excess of the fees paid by them to KZC pursuant to this Agreement, unless there is a final non-appealable order of a Court of competent jurisdiction finding KZC, Cooper and Panagos directly liable for gross negligence or willful misconduct. In no event will KZC, Cooper, Panagos and Associate Directors of Operations, or their personnel be liable for consequential, special, indirect, incidental, punitive or exemplary loss, damages or expenses relating to this engagement. These limitations on liability provisions extend to the employees, representatives, agents and counsel of KZC. The limitation on liability and indemnification contained in this Agreement shall survive the completion or termination of this Agreement.

     9. Independent Contractor / Benefits; Taxes. The parties intend that KZC, Cooper and Panagos and any Associate Director of Operations shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. KZC, Cooper and Panagos and any Associate Director of Operations shall not be entitled to any benefits paid by the Company to its employees. KZC, Cooper and Panagos and any Associate Director of Operations shall be solely responsible for any tax consequences applicable to KZC, Cooper and Panagos and any Associate Director of Operations by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to KZC, Cooper or Panagos and/or any Associate Director of Operations' performance of management services hereunder. Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to effect any withholding from any amount payable by it pursuant to this Agreement to the extent required by law.

     10. Offer of Employment. The Company agrees to promptly notify KZC if it extends (or solicits the possible interest in receiving) an offer of employment to an employee or principal of KZC and agrees that it will pay KZC a cash fee, upon hiring, equal to 150% of the aggregate first year's annualized compensation, including any guaranteed or target bonus, to be paid to KZC's former principal or employee that the Company hires, at any time up to one year subsequent to the date of the final invoice rendered by KZC, Cooper and Panagos with respect to this Agreement.

     11. Trial. The Company agrees that neither it nor any of its assignees or successors shall (a) seek a jury trial in any lawsuit, proceeding, counterclaim or any other action based upon, or arising out of or in connection with, the engagement of KZC, Cooper and Panagos by the Company or any services rendered pursuant to such engagement, or (b) seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived, unless such consolidation is mandatory. The provisions of this paragraph have been fully discussed by the Company, KZC, Cooper and Panagos and these provisions shall be subject to no exceptions. No party has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

     12. Jurisdiction. The Company hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to the engagement of KZC, Cooper and Panagos by the Company or any services rendered pursuant to such engagement, to the non-exclusive general jurisdiction of the State of New York, the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected in any manner permitted by law and agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction; and (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages.

     13. Survival of Agreement. Except as provided in this Agreement, the obligations set forth under the above captioned Confidentiality, Indemnification, Limitation on Liability, Compensation, Offer of Employment, Trial and Jurisdiction sections shall survive the expiration, termination, or supersession of this Agreement.

     14. Conflicts. KZC, Cooper and Panagos confirm that no employee of KZC has any financial interest or business connection with the Company. Additionally, KZC has run an initial conflict check through Kroll, Inc.'s database, which is an internal computer database containing names of individuals and entities that are present or recent former clients of Kroll, Inc. and its subsidiaries, including KZC. Marsh and McLennan Companies ("MMC"), KZC's indirect parent, and its subsidiaries and affiliates do not maintain a conflict checking system. The client names of certain of MMC's subsidiaries and affiliates were loaded into Kroll, Inc.'s conflict checking database for purposes of clearing conflicts. However, due to MMC's size, at this time it is not possible to identify all of MMC's relationships to clients. Based upon the information presently available, we are aware of no conflicts in connection with this engagement. It is understood and agreed that KZC may accept the representation of other persons whose general business interests may compete with Company's interests or be adverse to Company's interests, so long as there is no actual or direct conflict of interest.

     15. Personnel. The Company hereby understands and agrees that from time to time KZC utilizes employees of our parent, Kroll, Inc. and its other subsidiaries. In that event, their rates will be consistent with the rates charged by KZC personnel.

     16. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

     17. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     18. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York.

     19. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid or by an overnight delivery service, charges prepaid; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

KRISPY KREME DOUGHNUTS, INC.
370 Knollwood Street, Suite 500
Winston-Salem, NC  27103
Attention:   General Counsel

If to KZC:

KROLL ZOLFO COOPER LLC
101 Eisenhower Parkway, 3rd Floor
Roseland, NJ  07068
Attention:  Elizabeth S. Kardos
              General Counsel

If to COOPER:

KROLL ZOLFO COOPER LLC
900 Third Avenue
New York, New York
Attention:  Stephen F. Cooper

If to PANAGOS:

KROLL ZOLFO COOPER LLC
900 Third Avenue
New York, New York
Attention:  Steven G. Panagos

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     20. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

     21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     22. Entire Agreement. This Agreement and the other documents delivered pursuant hereto, if any, constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


                                     KRISPY KREME DOUGHNUTS, INC.


                                     By:  /s/ James H. Morgan
                                          --------------------------------
                                          Title:  Chairman



                                     KROLL ZOLFO COOPER LLC


                                     By:  /s/ Stephen F. Cooper
                                          --------------------------------
                                          Title:  Chairman



                                          /s/ Stephen F. Cooper
                                          --------------------------------
                                              Stephen F. Cooper



                                          /s/ Steven G. Panagos
                                          --------------------------------
                                              Steven G. Panagos